Exhibit 10.3
                              CYTATION CORPORATION

                              Consulting Agreement


         In consideration of the agreement of SOLOMON TECHNOLOGIES, INC. (the "Company") to retain CYTATION CORPORATION as an independent consultant ("Consultant") to provide the services set forth below for the term and compensation specified below, the Company agrees with Consultant as follows:

         1. DEFINITIONS. For purposes of this Consulting Agreement, the following terms shall have the meanings set forth below:

         "ACT" means the Securities Act of 1933, as amended, and all regulations and rules, promulgated or issued thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPLIANCE DATE" means the latest date that Consultant receives the following: (i) written confirmation from the Company's outside legal counsel that the Registration Statement has been declared effective by the Commission,
(ii) written confirmation from the Company's outside legal counsel that the Consideration is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and (iii) the Representation Letter.

         "COMMON STOCK" means the Company's common stock, par value $0.05 per share.

         "CONSIDERATION" means the shares of the Company's common stock and Warrants issued as set forth herein.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations and rules, promulgated or issued thereunder.

         "REGISTRATION STATEMENT" means the Company's registration statement on Form S-1, Form SB-2 or equivalent filed with the Commission in which the Consideration and certain shares underlying warrants ("Bridge Lenders' Shares) issued to be issued to the holders of bridge financing notes in the maximum amount of $150,000 ("Bridge Notes").

         "REPRESENTATION LETTER" means the letter addressed to Consultant executed by a duly authorized officer of the Company acting pursuant to the resolution of the board of directors of the Company which contains representations, warranties, covenants and indemnities to and in favor of Consultant comparable in scope and substance to those representations, warranties, covenants and indemnities generally included in underwriting agreements executed in connection with initial public offerings including, without limitation, the representations and warranties set forth in Section 7 hereof.

         "TRANSFER AGENT" means Computershare Trust Company of Golden, Colorado.

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         "WARRANTS" means five year warrants exercisable after one year at 125%
of the average closing price of the Common Stock during the first 30 trading days. The number of Warrants shall equal one-fifth the number of shares of Common Stock issued to Consultant pursuant to Section 4 hereof.

         2. SERVICES. From and after the date hereof until the expiration of the Term, Consultant will provide assistance and advice with respect to the following: preparing and filing the Registration Statement; compliance with state securities laws; applying for listing on the BBX, OTCBB, NASDAQ or the American Stock Exchange and assistance in meeting shareholder and stock ownership listing criteria; development of strategies for listing on NASDAQ or the American Stock Exchange, including the evaluation of and assistance in meeting alternative listing requirements; obtaining market makers; evaluating opportunities for research on the Company; evaluating general Company profile materials; introductions to investment bankers; introduction to private placement investors and private placement opportunities and general private to public company transition issues and matters. Consultant shall also provide such other related services as may be mutually agreed by Company and Consultant. Nothing in this Agreement shall be construed as requiring Consultant to provide any investor relations or financial public relations services or to assist the Company with respect to retaining any third party investor relations financial public relations services provider or, after the Compliance Date, to provide any services to the Company that would reasonably require Consultant to have access to information about the Company that is not generally available to the public. Consultant's services in many instances will be supplemental to the services provided to the Company by its outside legal counsel and firm of independent auditors. All of Consultant's services are provided hereunder in good faith on a best efforts basis, and Consultant shall not be liable to the Company if, for any reason, the Compliance Date does not occur because the Registration Statement is not declared effective.

         3. TERM. This Agreement shall expire one year after the Compliance Date, PROVIDED, however, that this Agreement may be terminated in accordance with Section 5 hereof, and PROVIDED FURTHER that the representations and warranties set forth in Section 7 of this Agreement shall survive the expiration of the Term.

         4. COMPENSATION. Upon the execution hereof, the Company will pay to Consultant $25,000 and issue to the Consultant the Consideration. The Consideration shall consist of not less than ten percent (10%) of the issued and outstanding shares of Common Stock of the Company as of the date of issue. The issued and outstanding shares of Common Stock shall be computed to reflect the ownership of the chief executive officer of the Company of not less than 25 percent (25%) of the issued and outstanding shares of Common Stock after the issuance of shares to Consultant.

         The Consideration shall be issued by written direction of the Company to the Transfer Agent pursuant to Consultant's irrevocable written instructions to the Company delivered within 30 days after the date of this Agreement.

         Within three business days after the receipt by the Company of any equity or debt funding after the Compliance Date, the Company will pay to Consultant an additional $25,000.

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         5. TERMINATION. This Agreement may not be terminated by either party other than as set forth herein. Consultant may terminate this Agreement if the Company abandons or withdraws the Registration Statement or if the Compliance Date does not occur within six months of the date hereof. If for any reason the Company abandons or withdraws the Registration Statement and Consultant terminates this Agreement, the Bridge Notes shall be immediately due and payable, the balance of the cash fee to the Company pursuant to Section 4 shall be immediately due and payable, and Consultant shall retain the Consideration.

         6. EXPENSES. Consultant will pay all of its expenses associated with its performance of this Agreement.

         7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with Consultant as follows:

                  (a) the Company has the right, power and authority to enter into this Agreement and to issue to Consultant the Consideration and that this Agreement and the issuance of the Consideration to Consultant have been duly authorized by the Company's board of directors in a meeting called for that purpose or by unanimous written consent;

                  (b) the Consideration constitutes no less than ten percent (10%) of the issued and outstanding shares of Common Stock (after taking into account any issuance of shares to the Company's chief executive officer as provided in Section 4 hereof) and that such shares have been validly issued and are fully paid and non-assessable;

                  (c) before the expiration of the Term, the Company will not issue any shares of Common Stock except in an arms-length private placement for fair value, PROVIDED that such shares may not be the subject of a registration statement, for a period ending six months after the expiration of the Term, unless the holders of such shares agree to a lockup lasting until six months after the effectiveness of such registration statement;

                  (d) the Company has no class of equity securities other than Common Stock and will not issue any such class of equity securities other than in connection with an arms-length private placement for value, PROVIDED that any such issue of equity securities which is convertible into Common Stock will not allow such conversion to occur, or a registration statement to be filed with respect thereto, until six months after the expiration of the Term;

                  (e) as of the Compliance Date and at all times through the expiration of the date which is six months after the expiration of the Term, the total number of options and warrants that have been authorized to purchase shares of Common Stock will not exceed ten percent of the issued and outstanding shares of Common Stock at the Compliance Date;

                  (f) the Company will promptly prepare and, within 45 days of the date hereof, file the Registration Statement with the Commission; will provide Consultant with an opportunity to review the Registration Statement before it is filed with the Commission; will provide Consultant with any comments from the Commission promptly after receipt; will at all times diligently proceed in good faith to have the Registration Statement declared effective at the earliest possible date and to register

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promptly thereafter the Consideration and the Bridge Lenders Shares under
Section 12(b) or Section 12(g) of the Exchange Act; and will deliver to Consultant the Representation Letter.

                  (g) the Company will provide the prospectus included in the Registration Statement to its shareholders as required by the Act and Exchange Act;

                  (h) after the Compliance Date the Company will make all necessary filings and take all other steps necessary to remain a reporting company under the Exchange Act and to comply with the Act;

                  (i) after the Compliance Date and before the expiration of the Term, the Company will not file any registration statement with the Commission or register any shares of Common Stock with the Commission on Form S-8 or Regulation S;

                  (j) it the Company will cause its officers, directors and all shareholders who own 1,000 or more of the Company's issued and outstanding shares of capital stock on the date the Registration Statement is filed to agree in writing to restrict the transfer of their equity securities until the expiration of the Term;

                  (k) after the Compliance Date, Consultant may use the Company's name in its promotional materials;

                  (l) the Company will enter into an agreement with the Transfer Agent to serve as transfer agent for its securities for a term of no less than one year and pay all fees associated with the issuance of the Consideration; AND

                  (m) the Company is not entering this Agreement for purposes of becoming a "shell" company and will exert its best efforts to continue to be an operating entity after the Compliance Date for one year and will not thereafter engage in any reverse merger or shell corporation transaction for a period of one year.

         Consultant represents and warrants to and agrees with the Company that it will not engage in any short sale practices or market stabilization activities with respect to the Common Stock.

         8. PAYMENTS TO THIRD PARTIES. Consultant reserves the right to pay compensation in cash or in shares of the Consideration to third parties in accordance with the Act and the Exchange Act in consideration for the introduction of the Company to Consultant and for related services.

         9. INDEPENDENT CONTRACTOR. In furnishing services, Consultant will at all times be acting as an independent contractor.

         10. COMPANY-FURNISHED INFORMATION. All information furnished by the Company to Consultant ("Company-furnished information") shall be and remain the sole property of the Company. Consultant agrees to use Company-furnished information solely for the benefit of the Company and to mark and handle all Company-furnished information in accordance with established Company policy made known to Consultant. Consultant shall be fully responsible for the care and protection of any Company-furnished information which may be in its possession or

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custody or in the possession or custody of any person engaged by Consultant and shall deliver all Company-furnished information to the Company at its request upon completion upon termination of this Agreement. Consultant agrees than no person other than its authorized representatives shall have access to any confidential Company-furnished information.

         11. TRADE SECRETS. Consultant will not, during the term of service to the Company or thereafter, disclose to others or use for its own benefit any trade secrets acquired from the Company, its customers, suppliers, consultants or affiliates. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products under development, production methods and processes, sources of supply, materials used in manufacture, customer lists, costs of parts and materials, business and marketing plans, and information concerning the filing or pendency of patent applications.)

         12. CONFIDENTIALITY. Consultant shall not divulge or disclose to anyone outside the Company, Company-furnished information or trade secrets. For the purposes of Sections 10 and 11 of this Agreement, information and/or trade secrets which pass into the public domain shall thereafter no longer be considered confidential or secret.

         13. CONFLICT OF INTEREST. Consultant agrees that it shall be its responsibility to recognize, disclose and avoid any situation which might, either directly or indirectly, adversely affect its judgment in acting for the Company or which might otherwise involve a conflict between personal interest and the interests of the Company.

         14. NON-SOLICITATION. This Agreement is intended to secure to the Company the help and cooperation of Consultant and to generate good will on the Company's behalf. Consultant agrees that for a period of one year after the termination of its consulting services with the Company for any reason, Consultant will not solicit, induce, attempt to hire, or hire any employee of the Company, or assist in such hiring by any other person, organization, firm or business, or encourage any such employee to terminate his or her employment with the Company.

         15. FINDERS' FEE. The Company agrees to pay to Consultant a fee based on the "Lehman Formula" for equity or debt funds received by the Company from third parties introduced to the Company by Consultant. Consultant's efforts to provide funding for the Company shall be on a best efforts basis and shall consist solely of introductions of Company management to prospective investors.

         16. APPLICABLE LAW. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Delaware.

         17. NOTICE. Any written notice to be given under the Agreement must be delivered in person or given by registered or certified mail:

         If to the Company, to:
                                        Solomon Technologies, Inc.
                                        7375 Benedict Avenue
                                        PO Box 314
                                        Benedict, MD 20612
                                        ATTENTION: David E. Tether

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         If to Consultant, to:
                                        Cytation Corporation
                                        251 Thames Street, No. 8 (Second Floor)
                                        P.O. Box 809 Bristol, RI 02809
                                        ATTENTION: General Counsel

         18. ENTIRE AGREEMENT AND AMENDMENT. This Agreement fully expresses the entire and only agreement between the Company and Consultant respecting its services as a consultant. All prior and collateral understandings, agreements and promises with respect thereto are merged into this Agreement. Consultant understands that this Agreement may not be modified, waived, or extended unless agreed to in writing by an authorized officer of the Company.

         19. SEVERABILITY. In case any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

SOLOMON TECHNOLOGIES, INC.

By: /s/ DAVID E. TETHER
    -------------------
    Its Chief Executive Officer

CYTATION CORPORATION

By: /s/ RICHARD FISHER
    ------------------
    Its Chairman and General Counsel


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